Exhibit 3.33(a)

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:00 PM 01/03/2001
010012019 — 3341331
CERTIFICATE OF INCORPORATION
-of-
MONEYMART, INC.
(a Delaware corporation)
     The undersigned, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, uader the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “General Corporation Law of the State of Delaware”) hereby certifies that:
     FIRST: The name of the corporation (hereinafter called the “corporation.”) is
MONEYMART, INC.
     SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Oranges Street, in the City of Wilmington, County of New Castle, and the State of Delaware, and the name of the registered agent of the Corporation in the State of Delaware at said address is The Corporation Trust Company.
     THIRD: The nature of the business and the purposes to be conducted and promoted by the corporation are as follows:
     To conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
     FOURTH: The aggregate number of shares of stock that the Corporation shall have authority to issue is 100 shares, par value $0,001 per share, all of which all of which shall be of the same class and all of which are designated as common stock.
     FIFTH: The name and the mailing address of the incorporator are as follows;

NAME	MAILING ADDRESS

HILARY B. MILLER	112 Parsonage Road
Greenwich Connecticut 06830-3842

Certificate of Incorporation of MONEYMART, INC.	Page 1 of 4 Pages

     SIXTH: The corporation is to have perpetual existence.
     SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under § 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under § 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.
     EIGHT: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:
     1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.
     2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of § 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment of any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be

Certificate of Incorporation of MONEYMART, INC.	Page 2 of 4 Pages

exercised by the Board of the Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsections (d) of § 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.
     3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder therefore to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of § 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shell entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.
     NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of § 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.
     TENTH: The corporation shall, to the fullest extent permitted by the provisions of § 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a di-

Certificate of Incorporation of MONEYMART, INC.	Page 3 of 4 Pages

rector, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.
     ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholder of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.
Dated: January 8, 2001.

/s/ HILARY B. MILLER
HILARY B. MILLER
Incorporator

Certificate of Incorporation of MONEYMART, INC.	Page 4 of 4 Pages

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:30 PM 01/09/2001.
010013437 - 3341331
CERTIFICATE OF OWNERSHIP AND MERGER
-of-
LMS DEVELOPMENT CORPORATION
(an Arizona corporation)
-into-
MONEYMART, INC.
(a Delaware corporation)
     The undersigned hereby certifies that:
     1. LMS DEVELOPMENT CORPORATION (“LMS”) is a corporation of the State of Arizona, the laws of which permit a merger of a corporation of that jurisdiction with a corporation of another jurisdiction.
     2. LMS, as the owner of all of the outstanding shares of each class of the stock of MONEYMART, INC., a corporation of the State of Delaware (“Moneymart”), hereby merges itself into Moneymart.
     3. The following is a copy of the resolutions adopted on the 9th day of January, 2001, by the Boards of Directors of LMS and Moneymart to merge LMS into Moneymart:
     RESOLVED That LMS Development Corporation, an Arizona corporation (“LMS”), be reincorporated in the State of Delaware by merging itself into MONEYMART, INC., a Delaware corporation (“Moneymart”) pursuant to the laws of the State of Arizona and the State of Delaware as hereinafter Provided, so that the separate existence of LMS shall cease a soon as the merger shall become effective, and thereupon LMS and Moneymart will become a single corporation, which shall continue to exist under, and be governed by, the laws of the State of Delaware.
     RESOLVED, That the terms and conditions of the proposed merger are as follows:
     (a) From and after the effective time of the merger, all of the estate, property, rights, privileges, powers and franchises of LMS shall become vested in and be held by Moneymart as fully and entirely and without change or diminution as the same were

Certificate of Ownership and Merger	Page 1 of 4 Pages

     before held and enjoyed by LMS, and Moneymart shall assume all of the obligations of LMS.
     (b) Each issued share of common stock of LMS shall be converted into one one-hundredth (1/100) share of common stock, no par value, of Moneymart; and, from and after the effective time of the merger, the holders of all of said issued shares of common stock of LMS shall automatically be and become holders of share of Moneymart upon the basis above specified, whether or not certificates representing said share are then issued and delivered.
     (c) After the effective time of the merger, each holder of record of any outstanding certificate or certificates theretofore representing common stock of LMS may surrender the same to Moneymart at its principal office in Berwyn, Pennsylvania, and such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing an equal number of shares of common stock of Moneymart. Until so surrendered, each outstanding certificate which prior to the effective time of the merger represented one or more shares of common stock of LMS shall be deemed for all corporate purposes to evidence ownership of an equal number of shares of common stock of Moneymart.
     (d) From and after the effective time of the merger, the Certificate of Incorporation of Moneymart shall be the Certificate of Incorporation of Moneymart as in effect immediately prior to such effective time and said Certificate of Incorporation, as herein amended and changed, shall continue in full force and effect until further amended and changed in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware.

Certificate of Ownership and Merger	Page 2 of 4 Pages

     (e) From and after the effective time of the merger, the By-Laws of Moneymart shall be the By-Laws of LMS as they were in effect immediately prior to such effective time.
     (f) The members of the Board of Directors and officers of Moneymart shall be the members of the Board of Directors and officers of LMS immediately before the effective time of the merger.
     (g) From and after the effective time of the merger, the assets and liabilities of LMS shall be entered on the books of Moneymart at the amounts at which they shall be carried at such time on the books of LMS, subject to such inter-corporate adjustments and eliminations, if any, as may be required to give effect to the merger, and subject to such action as may be taken by the Board of Directors of Moneymart in accordance With generally accepted accounting principles, the capital and surplus of Moneymart shall be equal to the capital and surplus of LMS.
     RESOLVED, That, in the event that the proposed merged shall not be terminated, the proper officers of LMS be, and they hereby are, authorized and directed to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions to merge itself into Moneymart, and the date of adoption thereof, and to cause the same to be filed and recorded as provided by law, and to do all acts and things whatsoever, within the States of Arizona and Delaware and in any other appropriate jurisdiction necessary or proper to effect this merger.
     4. The proposed merger herein certified has been adopted, approved, certified, executed and acknowledged by LMS in accordance with the laws under which it is Organized.
     On the date set forth below, in the Township of Berwyn in the Commonwealth of Pennsylvania, the undersigned does hereby declare under the penalty of perjury that he signed the foregoing certificate in the official capacity set forth beneath his

Certificate of Ownership and Merger	Page 3 of 4 Pages

signature, and that the statements set forth in said certificate are true of his own knowledge.

Dated: January 9, 2001	LMS Development Corporation
	By:	/s/ Donald F. Gayhardt
Donald F. Gayhardt President

Certificate of Ownership and Merger	Page 4 of 4 Pages

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:04 PM 01/22/2009
FILED 06:59 PM 01/22/2009
SRV 090061015 — 3341331 FILE
CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT
It is hereby certified that;
          1. The name of the corporation (hereinafter called the “Corporation”) is MoneyMart, Inc.
          2. The registered office of the Corporation within the State of Delaware is hereby changed to 160 Greentree Drive, Suite 101, City of Dover 19904, County of Kent.
          3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.
          4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.
Signed on January 20, 2009.

/s/ Roy Hibberd Roy Hibberd, Secretary